Exhibit 4.2
ICUSA, INC.
AMENDED AND RESTATED
STOCKHOLDER RIGHTS AGREEMENT
Dated as of June 2, 2000

Exhibit  A Schedule of Existing Stockholders
Exhibit  B Schedule of Purchasers

ICUSA, INC.
AMENDED AND RESTATED STOCKHOLDER RIGHTS
AND VOTING AGREEMENT
     This Amended and Restated Stockholder Rights and Voting Agreement (the “Agreement”) is made as of the 2nd day of June 2000, by and among ICUSA, Inc., a Delaware corporation (the “Company”), the holders of the Company’s issued and outstanding capital stock listed on the Schedule of Existing Stockholders attached hereto as Exhibit A (collectively, the “Existing Stockholders”), and the persons listed on the Schedule of Purchasers attached hereto as Exhibit B (collectively, the “New Stockholders” and together with the Existing Stockholders, the “Stockholders”).
RECITALS
     WHEREAS, the Company and the New Stockholders have entered into an agreement for the sale by the Company and purchase by the New Stockholders of the Company’s Series B Preferred Stock of even date herewith; and
     WHEREAS, in connection with the purchase and sale of the Company’s securities, the Company and the Stockholders desire to provide for (i) the Stockholders’ rights to participate in new offerings of capital stock by the Company, (ii) the rights of the Stockholders with respect to registration of Common Stock issued upon conversion of the shares of the Company’s stock held by the Stockholders according to the terms of this Agreement; and (iii) certain other provisions as set forth below.
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
SECTION 1
Definitions
     As used in this Agreement, the following terms shall have the following respective meanings:
          “Commission” shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act of 1933.
          “Common Stock” shall mean shares of the Company’s Common Stock.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.
          “Holder” shall mean each of the Stockholders (and their transferees as permitted by Section 4.10) holding Registrable Securities or securities convertible into Registrable Securities.

          “Initiating Holders” shall mean Holders who in the aggregate hold greater than forty percent (40%) of the Preferred taken together as a single class.
          “Other Holders” shall mean holders of Company securities, other than the Holders, proposing to distribute their securities pursuant to a registration under Section 4 of this Agreement.
          “Preferred” shall mean shares of the Company’s (a) Series A Preferred Stock and (b) Series B Preferred Stock.
          “Registrable Securities” means Common Stock issued or issuable on conversion of the Preferred and any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization, or similar event. Shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.
          The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1, 4.2, and 4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees, transfer taxes, fees of transfer agents and registrars and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          “Securities” shall mean Common Stock or Preferred.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Expenses” shall mean underwriting discounts and selling commissions applicable to the securities registered by the Holders.
          “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $.0001 per share.
          “Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $.0001 per share.

SECTION 2
Information Rights
     2.1 Financial Information. As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, the Company will provide to each Stockholder who owns at least 50,000 shares of Preferred (as adjusted for stock splits, reverse stock splits, recapitalizations, dividends and the like), consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared by an independent auditor of national standing and reputation in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. In addition, the Company will provide each such Stockholder with the following reports:
          (a) As soon as practicable after the end of each month and fiscal quarter, and in any event within thirty (30) days and forty-five (45) days, respectively, thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders’ equity for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.
          (b) As soon as practicable after its adoption by the Board of Directors, a copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections, and capital expenditures, all on a monthly or quarterly basis.
     2.2 Assignment of Rights. The rights granted pursuant to Section 2.1 may be assigned or otherwise conveyed by a Stockholder to an affiliate or constituent partner of a Stockholder or to a transferee who acquires at least 250,000 shares of Preferred (as adjusted for stock splits, reverse stock splits, recapitalizations, dividends and the like) or all of the shares of Preferred held by a Stockholder. Notwithstanding the foregoing, the rights granted pursuant to Section 2.1 may not be assigned or otherwise conveyed to a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee. The Stockholder will provide the Company with written notice of any assignment or conveyance of the rights granted pursuant to Section 2.1.

     2.3 Termination. The provisions of Sections 2, 3 and 5, including information rights, rights of first refusal and miscellaneous covenants, shall terminate upon the closing of a firmly underwritten public offering of the Common Stock of the Company with aggregate gross proceeds to the Company, at the public offering price, of at least $20,000,000, and the provisions of Section 3 shall not be applicable to such transaction.
SECTION 3
Rights of First Refusal On New Issuances
     3.1 Rights of First Refusal. The Company hereby grants to each Stockholder the right of first refusal to purchase such Stockholder’s pro rata portion of New Securities (as defined in Section 3.1(a)) that the Company may, from time to time, propose to sell and issue. Such Stockholder’s pro rata portion, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock held by such Stockholders (including Common Stock issuable upon conversion of securities convertible into Common Stock of the Company held by such Stockholder, including the Preferred) divided by the total number of shares of Common Stock outstanding at the time of issuance of such New Securities (including Common Stock issuable upon conversion of all outstanding securities convertible into Common Stock, including the Preferred). This right of first refusal shall be subject to the following provisions:
          (a) “New Securities” shall mean any Common Stock of the Company, whether now authorized or not, and any rights, options, or warrants to purchase said Common Stock, and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that “New Securities” does not include (i) shares of Common Stock issued upon conversion of the Preferred; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization approved by the Board of Directors, including the directors elected by the holders of shares of Series B Preferred Stock; (iii) shares of the Company’s Common Stock (or related options) as approved by the Company’s Board of Directors (as adjusted for stock splits, stock dividends or recapitalization) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement; (iv) securities issued to financial institutions regularly engaged in the business of lending money or providing equipment lease financing in connection with the extension of credit to the Company for the purpose of financing equipment, inventory, or accounts receivable or in connection with the lease of equipment and in both cases for other than equity financing purposes; (v) securities issued to customers or potential customers of the Company in connection with participation in a product development consortium or other corporate partner transaction with the Company for purposes which are not primarily equity financing, which issuance is approved by the Board of Directors, including the directors elected by the holders of shares of Series B Preferred Stock; (vi) shares of the Company’s Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued pursuant to a technology license or strategic alliance, which issuance is approved by the Board of Directors, including the directors elected by the holders of shares of Series B Preferred Stock; or (viii) shares of Common Stock offered to the public pursuant to an underwritten public offering with aggregate gross proceeds to the Company, at the public offering price, of at least $20,000,000.

          (b) In the event that the Company proposes to issue New Securities, it shall give each Stockholder at least fifteen (15) days prior written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have fifteen (15) days from the date of mailing of any such notice (the “Notice Period”) to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Upon the expiration of the Notice Period, the Company shall provide each of the Stockholders with a written notice specifying the number of shares of such New Securities to be purchased (if any) by each Stockholder pursuant to this Section 3.1(b) (the “Over-Allotment Notice”).
          (c) In the event that a Stockholder fails to exercise in full the right of first refusal within said fifteen (15) day period (a “Non-Exercising Stockholder”), each of the other Stockholders that have elected to purchase their pro rata share of such New Securities shall have the right within five (5) days after its receipt of the Over-Allotment Notice to agree to purchase their pro rata share of the New Securities the Non-Exercising Stockholder could have elected to purchase for the price and upon the general terms specified in the notice by giving written notice to the Company within five (5) days after its receipt of the Over-Allotment Notice (the “Secondary Notice Period”) and stating therein the quantity of New Securities to be purchased.
          (d) In the event that a Non-Exercising Stockholder fails to exercise in full its right of first refusal with respect to such New Securities and the Stockholders electing to exercise their secondary right of first refusal under Section 3.1(c) do not exercise their rights under Section 3.1(c) to purchase their pro rata share of such Non-Electing Stockholder’s pro rata share of such New Securities within the Secondary Notice Period, the Company shall have seventy-five (75) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) the New Securities respecting which the Stockholder’s rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company’s notice. In the event the Company has not sold the New Securities within said seventy-five (75) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.
          (e) The Stockholder’s failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Stockholder’s right of first refusal to purchase subsequent issuances of New Securities.
          (f) The right of first refusal set forth in this Section 3.1 is nonassignable except (i) to another Stockholder, or (ii) an affiliate or a constituent partner of a Stockholder, or (iii) such assignee or transferee purchases at least 250,000 shares of Preferred or Common Stock into which such Preferred has been converted.
     3.2 Termination. The provisions of this Section 3 shall terminate in accordance with the provisions of Section 2.3.

SECTION 4
Registration Rights
     4.1 Requested Registration.
          (a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities where the anticipated aggregate proceeds would exceed $4,000,000, the Company will:
               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders and afford each Holder the opportunity of including in the registration such Registrable Securities owned by such Holder; and
               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;
               Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:
                    (A) In any particular jurisdiction (other than New Jersey) in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
                    (B) Prior to the earlier to occur of (i) six (6) months after the effective date of the Company’s first registered public offering of its stock or (ii) three years after the date of this Agreement;
                    (C) During the period starting with the sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, a registration statement in connection with the initial public offering of securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
                    (D) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
                    (E) After the Company has effected two registrations pursuant to this paragraph 4.1, and such registrations have been declared or ordered effective, provided that at least sixty percent (60%) of Registrable Securities requested to be included in each such registration were in fact included in the registration;
                    (F) If the Company shall furnish to such Holders a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 4 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.
                    Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.
          (b) Underwriting. In the event that a registration pursuant to Section 4.1 is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders pursuant to Section 4.1(a) , and the Company shall in turn advise the Holders as part of the notice given pursuant to Section 4.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 4.1, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the managing underwriter advises the Initiating Holders in writing that the number of shares to be underwritten exceeds the number that can be sold in such offering so as to be likely to have a material adverse effect on the price or amount at which the Initiating Holders can sell their Shares, then the Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and second among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest on hundred (100) shares.
          If any Holder of Registrable Securities or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.
     4.2 Company Registration.
          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) or a registration on any registration form that does not permit secondary sales, or (iv) the initial public offering of the Company’s Common Stock, the Company will:
               (i) promptly give to each Holder written notice thereof; and
               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of such written notice from the Company.
          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a)(i). In such event the right of any Holder to registration pursuant to Section 4.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that if such underwriting is other than an initial public offering the number of shares of Registrable Securities held by Holders to be included in such registration shall not be limited to less than twenty percent (20%) of the total number of shares to be included in such registration. The Company shall so advise all Holders and Other Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company (or, if applicable, to the holders for whose account the Company is registering the securities), second, among the Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders; provided, however, that at all times, such allocation shall be subject to the twenty percent (20%) threshold set forth in the preceding sentence if such registration and underwriting is other than an initial public offering. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.
     4.3 Registration on Form S-3.
          (a) Request for Registration. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities held by such party the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Sections 4.1(a)(i) and (ii) and Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.
          (b) Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) with respect to Section 4.3 only, for a period of one hundred twenty (120) days after receipt of the request of the initiating Holders, if the Company, within ten (10) days after such receipt gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities) and the Company shall promptly notify the initiating Holders in the event it abandons its intention to effect such registration statement; (iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and, provided further that the Company shall have the right to defer filing a registration statement under the Securities Act not more than once in any twelve month period; (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the stockholders as a whole for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (v) more than once in any 12-month period; or (vi) after the Company has filed three (3) registration statements pursuant to this Section 4.3.
     4.4 Expenses of Registration.
          (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Section 4.1, Section 4.2, and Section 4.3, including the reasonable expenses of one counsel to the Holders participating in any such registration.
          (b) Selling Expenses. Unless otherwise stated in Section 4.4(a), all Selling Expenses and Registration Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered by such Holder.
     4.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:
          (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;
          (b) as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) one hundred twenty (120) days or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;
          (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;
          (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
          (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing;
          (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (h) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction, but the Company will be required to consent to service or process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;
          (i) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;
          (j) use its best efforts to obtain a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Holders may reasonably request;
          (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and
          (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.
          The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.
     4.6 Preparation: Reasonable Investigation.
     In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Holder of Registrable Securities, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment, thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.
     4.7 Indemnification.
          (a) By Company. The Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Stockholder and its officers, directors and partners and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Stockholder, each of its officers, directors and partners and each person controlling such Stockholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any such Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Stockholder and stated to be specifically for use therein. If the Holders and Stockholders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 4.7(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Stockholders.
          (b) By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.
          (c) Procedures. Each party entitled to indemnification under this Section 4.7 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
          (d) Contribution. If the indemnification provided for in this Section 4.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense referred to above shall be deemed to include, subject to the limitations set forth in Section 4.7(c), any legal or other fees, or expenses reasonably incurred by such party in connection with any investigation or proceeding. If indemnification is available under this Section 4.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or other equitable consideration provided for in this Section 4.7(d).
          (e) Controlling Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 4.7, the provisions in the underwriting agreement shall control.
     4.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.
     4.9 Limitations on Registration of Issuer of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interests of the holders of the Preferred, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, unless the terms of such agreement provide that such registration rights are subordinate to the registration rights granted to the Holders hereunder.

     4.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:
          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.
          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);
          (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     4.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and (iii) such assignee or transferee is an affiliate or a constituent partner of a Stockholder or purchases at least 250,000 shares of Preferred or Common Stock into which such Preferred has been converted or acquires all of the shares of Preferred or Common Stock held by such Stockholder.
     4.12 Termination. The registration rights granted pursuant to this Section 4 shall terminate as to any Holder at the later of (i) five years after the Company’s initial public offering or (ii) after the effective date of the Company’s initial public offering of its stock, at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by such Holder.
     4.13 Lockup Agreement. Each Holder agrees that, if, in connection with the Company’s initial public offering of the Company’s securities, the Company or the underwriters managing the offering so request, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that (i) each officer and director of the Company who owns stock of the Company also agrees to such restrictions and (ii) any discretionary waiver or termination of the restrictions of any such agreement by the Company or the underwriters shall apply to the Holders on a pro rata basis. This Section 4.13 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 4.11.
SECTION 5
Miscellaneous Covenants
     5.1 Proprietary Information Agreement. Unless otherwise determined by Board of Directors, the Company shall require all officers and key employees of the Company and its subsidiaries, if any, to execute a proprietary information agreement providing for the protection of the Company’s proprietary or confidential information and the assignment of intellectual property rights to the Company.
     5.2 Key Man Insurance. The Company shall, as soon as practicable hereafter, obtain key man insurance in the amount of $2,000,000 for each of Dr. Michael Breslow, Robert P. Pfotenhauer and Dr. Brian Rosenfeld, with the proceeds payable to the Company.
     5.3 Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred as so changed.
     5.4 Employee and Other Stock Arrangements. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, officer or director of the Company will be conditioned upon (a) the approval of the Board of Directors of the Company and (b) the execution and delivery by the Company and such employee, officer or director of an agreement substantially in a form approved by the Board of Directors of the Company. Any options granted to employees, directors and officers pursuant to a stock option plan adopted by the Company shall provide for vesting no faster than ratably over four years (4) commencing on the grant of the option, provided no such options shall vest until the completion of one year of service.
     5.5 Board of Directors. The Company shall take all appropriate actions to fix and maintain a Board of Directors of no more than seven directors. Directors shall be elected to the Board of Directors as provided in (i) Section 3 of Article IV of the Restated Certificate of Incorporation of the Company and (ii) Section 7 of the Amended and Restated Right of First Refusal, Co-Sale and Voting Agreement, of even date herewith, among the Company and the Shareholders named as such therein. The Company further agrees to reimburse all non-employee directors for reasonable out-of-pocket costs incurred in connection with their membership on the Board of Directors.
     5.6 Termination. The provisions of this Section 5 shall terminate in accordance with the provisions of Section 2.3.

SECTION 6
Legends
     6.1 Legends. Each Stockholder understands that the share certificates evidencing any Registrable Securities shall be endorsed with legends in substantially the following form (in addition to any legends required under applicable state securities laws):
          (a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”
          (b) “THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.
          (c) Any legend required to be placed thereon by the Delaware Commissioner of Corporations or any other applicable state securities laws.
SECTION 7
Miscellaneous
     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within that state between residents of that state.
     7.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holders, or transferees of such Holders, holding more than a majority of the Registrable Securities; provided, however, that no such amendment may treat any Holder in a manner different from the other Holders. Notwithstanding the foregoing, additional holders of Preferred may be added as Stockholders under this Agreement without an amendment to this Agreement upon execution and delivery by such holder of Preferred of a Joinder Agreement substantially in the form of Exhibit C attached hereto. In the event any such holder of Preferred is added as a party to this Agreement, the Company shall revise Exhibit B accordingly, which version shall not constitute an amendment hereunder.

     7.3 Aggregation. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 2 and 4.
     7.4 Notices, etc. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder’s address as set forth on Exhibit A or Exhibit B, as the case may be, to this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. 20004, Attention: Michael C. Williams, or at such other address as the Company shall have furnished to the Holders.
     7.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS, WHEREOF, the foregoing Amended and Restated Stockholder Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

ICUSA, INC.

/s/ Robert P. Pfotenhauer

By:	Robert P. Pfotenhauer
Title:

STOCKHOLDERS:

Cardinal Health Partners, L.P.

By:	Cardinal Health Partners Management, L.L.C., its general partner

By:	/s/ John Clarke

Name:	John Clarke
Title:	Managing Member

Abell Foundation

By:	/s/ Robert Embry Jr.

Name:	Robert Embry Jr.
Title:	President

/s/ Anne DeGheest

Anne DeGheest

/s/ Guy Miller

Guy Miller

/s/ James A. Oakey

James A. Oakey

/s/ Michael J. Schwartz

Michael J. Schwartz

/s/ Nancy Adler

Nancy Adler

Pacific Venture Group II L.P.

By: PVG Equity Partners II, L.L.C.,

By:	/s/ Ralph Sabin

Name:	Ralph Sabin
Title:	Managing Director

PVG Associates II, LP.

By: PVG Equity Partners II, L.L.C.,

By:	/s/ Ralph Sabin

Name:	Ralph Sabin
Title:	Managing Director

Partech US. Partners IV, LLC

By:	/s/

Name:	Thomas G. McKinley
Title:	Partner

Double: Black Diamond II

By:	/s/ Thomas G. McKinley

Name:	Thomas G. McKinley
Title:	Partner

45th Parallel

By:	/s/ Thomas G. McKinley

Name:	Thomas G. McKinley
Title:	Partner

MDV LLC

By:	/s/ Thomas G. McKinley

Name:	Thomas G. McKinley
Title:	Attorney-in-fact

Multinvest LLC

By:	/s/ Thomas G. McKinley

Name:	Thomas G. McKinley
Title:	Partner

HLM Investment Partners, L.L.C.

By:	/s/ A.R. HaberKorn

Name:	A.R. HaberKorn
Title:	Manager

EXHIBIT A
SCHEDULE OF EXISTING STOCKHOLDERS
Cardinal Health Partners, L.P.
221 Nassau Street
Princeton, NJ 08542
Attn: John Clarke
Abell Foundation
111 South Calvert Street, Suite 2300
Baltimore, Maryland 21202
Attn: Nora Zietz
Anne DeGheest
MedStars
12133 Foothill Lane
Los Altos, CA 94022
Guy Miller
801 Church Street, #1319
Mountain View, CA 94041
James A. Oakey
121 Swarthmore Drive
Towson, MD 21204
Michael J. Schwartz
CSC Health Care Consulting
One Embarcadero Center, Suite 2800
San Francisco, CA 94111
Nancy Adler
2750 Broadway
San Francisco, CA 94115

EXHIBIT B
SCHEDULE OF PURCHASERS
Pacific Venture Group II, L.P.
15635 Alton Parkway
Suite 230
Irvine, CA 92618
PVG Associates II, LP
15635 Alton Parkway
Suite 230
Irvine, CA 92618
Partech U.S. Partners IV, LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Double Black Diamond II
50 California Street
Suite 3200
San Francisco, CA 94111
45th Parallel
50 California Street
Suite 3200
San Francisco, CA 94111
MDV LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Multinvest LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Cardinal Health Partners, L.P.
221 Nassau Street
Princeton, NJ 08542
Abell Foundation
111 South Calvert St
Suite 2300
Baltimore, MD 21202

HLM Investment Partners, L.L.C.
c/o HLM Management
222 Berkeley Street, 21st Floor
Boston, MA 02116

EXHIBIT C
FORM OF JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[NAME OF ENTITY]

By:

Name:

Title:

-OR-

[Signature of Individual]

Print Name

Address:

Telephone:

Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: October 3, 2000

Sterling Venture Partners, L.P.

	By:	Sterling Venture Partners, L.L.C. is general partner

		By:	/s/ R. Alan Macksey, Jr.

		Name:	R. Alan Macksey, Jr.
		Title:	Principal

Address: 111 South Calvert Street Suite 2810 Baltimore, MD 21202 Attn: R. Alan Macksey, Jr. Telephone: (410) 347-2900 Facsimile: (410) 347-3140

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: October 3, 2000
Pacific Life Insurance Co.

	By:	/s/ Peter S. Fiek

	Name:	Peter S. Fiek
	Title	Assistant Vice President

	By:	/s/ Audrey L. Milfs

	Name:	Audrey L. Milfs
	Title	Corporate Secretary

Address: 700 Newport Center Drive Newport Beach, CA 92660-6397 Attn: Ronn Cornelius

Telephone:

Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will he deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

Pacific Life & Annuity Company

By:	/s/ Peter S. Fiek

Name:	Peter S. Fiek

Title	Assistant Vice President

By:	/s/ Audrey L. Milfs

Name:	Audrey L. Milfs

Title	Corporate Secretary

Address:
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attn: Ronn Cornelius
Telephone:

Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

Envest Ventures I, L.L.C.

By:	/s/ David L. Kaufman

Name:	David L. Kaufman

Title	Sr. Managing Partner

Address:
2101 Parks Avenue
Suite 401
Virginia Beach, VA 23451
Attn: David L. Kaufman
Telephone: (757) 437-3000
Facsimile: (757) 437-3884

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA. Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

Sentara Healthcare, Inc.

By:	/s/ Mark Gavens

Name:	Mark Gavens

Title	President, SSH

Address:
6015 Poplar Hall Drive
Suite 308
Norfolk, VA 23502
Attn: Robert Broermann
Telephone:

Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2. 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

David Kremer and Marla Miller,
husband and wife

/s/ David Kremer

David Kremer
/s/ Marla Miller

Marla Miller

Address:
18 Sixth Avenue
San Francisco, CA 94111
Telephone: (415) 752-6449
Facsimile: (415) 752-6449

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

/s/ Thomas J. Laird

Thomas J. Laird

Address:
24950 Paseo Del Rancho
Calabas, CA 91302
Telephone: (310) 712-4022
Facsimile: (310) 712-4023

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

/s/ Samuel M. Rosenfeld

Samuel M. Rosenfeld

Address:
443 North Rose Lane
Haverford, PA 19041
Telephone:

Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

/s/ Maida R. Milone

Maida R. Milone

Address:
912 Fields Lane
Villanova, PA 19805
Telephone: (610) 520-0484
Facsimile: (610) 520-0691

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October ____, 2000

/s/ Alex S. Evers, M.D.

Alex S. Evers, M.D.

Address:
661 West Polo Drive
Clayton, MO 63105
Telephone: (314) 454-8702
Facsimile:

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 3, 2000

Hogan & Hartson LLP

By:	/s/ Prentiss E. Feagles

Name:	Prentiss E. Feagles

Title	General Partner

Address:
555 13th Street, NW
Washington, DC 20004
Attn: Michael C. Williams
Telephone: (202) 637-5600
Facsimile: (202) 637-5910

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 (the “Stockholder Agreement”), by and among ICUSA, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: October 2, 2000

Atwell, Curtis & Brooks, Ltd.

By:	/s/Arlene M. Angelilli

Name:	Arlene M. Angelilli

Title	President

Address:
204 Stonehinge Lane
P.O. Box 363
Carle Place, NY 11514
Attn: Arlene M. Angelilli
Telephone: (516) 622-9030
Facsimile: (516) 622-9040

FIRST AMENDMENT
TO
AMENDED AND RESTATED
STOCKHOLDER RIGHTS AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT (this “Amendment”) is dated as of January 14, 2002, by and among (i) Visicu, Inc. (formerly known as ICUSA, Inc.), a Delaware corporation (the “Company”), (ii) each of the new purchasers listed on Exhibit A attached hereto and made a part hereof (each a “New Stockholder” and collectively, the “New Stockholders”), (iii) the “Series A Stockholders” listed on Exhibit A, and (iv) the “Series B Stockholders” listed on Exhibit A. The New Stockholders, Series A Stockholders and Series B Stockholders are collectively referred to as the “Preferred Stockholders.”
Recitals
     A. In connection with the transactions contemplated by the Series B Preferred Stock Purchase Agreement dated May 31, 2000, by and among the Company and each of the investors listed on Schedule A thereto, the Company, the Series A Stockholders, and the Series B Stockholders entered into an Amended and Restated Stockholder Rights Agreement dated June 2, 2000 (the “Stockholder Rights Agreement”).
     B. Pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Purchase Agreement”), the New Stockholders and certain other Preferred Stockholders (“Series C Purchasers”) have agreed to purchase from the Company, and the Company has agreed to sell to such purchasers, shares of its Series C Preferred Stock, par value $.0001 per share (“Series C Preferred Stock”) at the Closing (as that term is defined in the Series C Purchase Agreement), upon the terms and conditions set forth in the Series C Purchase Agreement.
     C. The Company and the Preferred Stockholders desire to amend the Stockholder Rights Agreement in order to reflect the issuance of the Series C Preferred Stock to the Series C Purchasers and to subject the holders of the Series C Preferred Stock to the restrictions contained in the Stockholder Rights Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Recitals; Defined Terms. The Recitals set forth above are true and correct in all material respects and are hereby incorporated into this Amendment by reference. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to such terms in the Stockholder Rights Agreement.
     2. Definition of “Preferred”. The definition of “Preferred” set forth in Section 1 of the Stockholder Rights Agreement is hereby amended and restated in its entirety as follows:

“Preferred” shall mean shares of the Company’s (a) Series A Preferred Stock, (b) Series B Preferred Stock and (c) Series C Preferred Stock.
     3. Definition of “Series C Preferred Stock”. Section 1 of the Stockholder Rights Agreement is amended to add the following defined term:
“Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value $.0001 per share.
     4. New Securities. Section 3.1(a) of the Stockholder Rights Agreement is hereby amended and restated in its entirety to read as follows:
(a) “New Securities” shall mean any Common Stock of the Company, whether now authorized or not, and any rights, options, or warrants to purchase said Common Stock, and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that “New Securities” does not include (i) shares of Common Stock issued upon conversion of the Preferred; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization approved by the Board of Directors, including the directors elected by the holders of shares of Series C Preferred Stock; (iii) shares of the Company’s Common Stock (or related options) as approved by the Company’s Board of Directors (as adjusted for stock splits, stock dividends or recapitalization) issued to employees, officers, directors, consultants, or other persons performing services for the Company (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement; (iv) securities issued to financial institutions regularly engaged in the business of lending money or providing equipment lease financing in connection with the extension of credit to the Company for the purpose of financing equipment, inventory, or accounts receivable or in connection with the lease of equipment and in both cases for other than equity financing purposes; (v) securities issued to customers or potential customers of the Company in connection with participation in a product development consortium or other corporate partner transaction with the Company for purposes which are not primarily equity financing, which issuance is approved by the Board of Directors, including the directors elected by the holders of             shares of Series C Preferred Stock; (vi) shares of the Company’s Common Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vii) securities issued pursuant to a technology license or strategic alliance, which issuance is approved by the Board of Directors, including the directors elected by the holders of shares of Series C Preferred Stock; (viii) shares of Common Stock offered to the public pursuant to an underwritten public offering with aggregate gross proceeds to the Company, at the public offering price, of at least $20,000,000; or (ix) shares of Series C Preferred Stock issued upon exchange of Series A Preferred Stock and/or Series B Preferred Stock under the Series C Preferred Stock Purchase Agreement.
     5. Section 4.7(b) of the Stockholder Rights Agreement. The first sentence of Section 4.7(b) of the Stockholder Rights Agreement is hereby amended by adding the underlined language as follows, “Each Holder will, severally and not jointly, ....” The last sentence of Section 4.7(b) is hereby amended by adding the underlined language as follows, “Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the public offering price ....”
     6. Section 4.7(d) of the Stockholder Rights Agreement. Section 4.7(d) of the Stockholder Rights Agreement is hereby amended by adding to the end of the Section the following sentence, “Notwithstanding the foregoing, the liability of each Holder under this subsection (d) shall be limited in an amount equal to the net proceeds of the public offering price of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.”
     7. Exhibit B to Stockholder Rights Agreement. Exhibit B to the Stockholder Rights Agreement is hereby amended and restated in the form attached hereto as Exhibit B to reflect the consummation of the sale of Series C Preferred Stock to the Series C Purchasers at the Closing (as defined in the Series C Purchase Agreement).
     8. Joinder. Each of the Series C Purchasers is hereby made a party to the Stockholder Rights Agreement and shall have all of the rights and obligations of a Stockholder thereunder, and each Series C Purchaser agrees to be bound by all of the terms and conditions of the Stockholder Rights Agreement, as amended hereby.
     9. No Other Amendments. Except as specifically amended by this Amendment, the terms of the Stockholder Rights Agreement shall remain unmodified and continue in full force and effect, shall continue to be binding on the Company and is in all respects ratified and confirmed hereby.
     10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.
     11. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of laws provisions.
     12. Entire Agreement; Amendment; Waiver. The Stockholder Rights Agreement, as amended by this Amendment, sets forth the entire agreement and understanding of the parties hereto with respect to the matters contemplated by the Stockholder Rights Agreement and this

Amendment, and supersedes all prior agreements and understandings (whether oral or written) relating to the subject matter thereof. No provision of this Amendment may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.
[Signatures Begin On The Following Page]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

“COMPANY”

VISICU, INC.

By:	/s/ Frank T. Sample

Name:	Frank T. Sample

Title	President and CEO

Address:	2400 Boston Street
Suite 302
Baltimore, MD 21224

“PREFERRED STOCKHOLDERS”

Cardinal Health Partners, L.P.

By:	Cardinal Health Partners Management,
L.L.C., its general partner

By:

John Clarke
Managing Member
Address:	221 Nassau Street
Princeton, NJ 08542
3,000,000	Shares of Series A Preferred Stock
729,927	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Abell Foundation

By:	/s/ Robert C. Embry, Jr.

Name:	Robert C. Embry, Jr.

Title:	President

Address:	111 South Calvert Street
Suite 2300
Baltimore, MD 21202
250,000	Shares of Series A Preferred Stock
729,927	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Anne DeGheest
Address:	12133 Foothill Lane
Los Altos, CA 94022
25,000	Shares of Series A Preferred Stock
Shares of Series C Preferred Stock

Guy Miller
Address:	801 Church St, #1319
Mount View, CA 94041
25,000	Shares of Series A Preferred Stock
Shares of Series C Preferred Stock

/s/ James Oakey

James Oakey
Address:	121 Swarthmore Dr
Towson, MD 21204
50,000	Shares of Series A Preferred Stock
12,750	Shares of Series C Preferred Stock

Michael J. Schwartz
Address:	c/o CSC Health Care Consulting
One Embarcadero Center
Suite 2800
San Francisco, CA 94111
5,000	Shares of Series A Preferred Stock
Shares of Series C Preferred Stock

/s/ Nancy Adler

Nancy Adler
Address:	2750 Broadway
San Francisco, CA 94115
25,000	Shares of Series A Preferred Stock
3,148	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Pacific Venture Group II, L.P.

By:	PVG Equity Partners II, L.L.C.,
its general partner

By:	/s/ Ralph Sabin

Name:	Ralph Sabin
Title	Managing Director
Address:	114 Pacifica, Suite 270
Irvine, CA 92618
2,125,288	Shares of Series B Preferred Stock
354,215	Shares of Series C Preferred Stock

PVG Associates II, L.P.

By:	PVG Equity Partners II, L.L.C., its general
partner

By:	/s/ Ralph Sabin

Name:	Ralph Sabin
Title	Managing Director
Address:	114 Pacifica, Suite 270
Irvine, CA 92618
64,493	Shares of Series B Preferred Stock
10,749	Shares of Series C Preferred Stock

Partech U.S. Partners IV, LLC

By:

Name:	Thomas G. McKinley
Title	Partner
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
2,554,745	Shares of Series B Preferred Stock
260,069	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Pacific Venture Group II, L.P.

By:	PVG Equity Partners II, L.L.C.,
its general partner
By:

Name:	Ralph Sabin
Title	Managing Director
Address:	114 Pacifica, Suite 270
Irvine, CA 92618
2,125,288	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

PVG Associates II, L.P.

By:	PVG Equity Partners II, L.L.C., its general
partner
By:

Name:	Ralph Sabin
Title	Managing Director
Address:	114 Pacifica, Suite 270
Irvine, CA 92618
64,493	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Partech U.S. Partners IV, LLC

By:	/s/ Vincent Worms

Name:	Vincent Worms
Title	Managing Member
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
2,554,745	Shares of Series B Preferred Stock
260,069	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Double Black Diamond II

By:	/s/ Vincent Worms

Name:	Vincent Worms
Title	Managing Member
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
109,489	Shares of Series B Preferred Stock
11,146	Shares of Series C Preferred Stock

45th Parallel

By:	/s/ Vincent Worms

Name:	Vincent Worms
Title	Managing Member
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
72,993	Shares of Series B Preferred Stock
7,431	Shares of Series C Preferred Stock

MDV LLC

By:	/s/ Vincent Worms

Name:	Vincent Worms
Title	Attorny-in-fact
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
109,489	Shares of Series B Preferred Stock
11,146	Shares of Series C Preferred Stock

Multinvest LLC

By:	/s/ Vincent Worms

Name:	Vincent Worms
Title	Managing Member
Address:	50 California Street, Suite 3200
San Francisco, CA 94111
36,496	Shares of Series B Preferred Stock
3,715	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

HLM Investment Partners, L.L.C.

By:	/s/ A.R. HaberKorn III

Name:	A.R. HaberKorn III

Title	Manager

Address:	c/o HLM Management Co., Inc.
222 Berkeley St., 21st Floor
Boston, MA 02116
36,496	Shares of Series B Preferred Stock
4,596	Shares of Series C Preferred Stock

Sterling Venture Partners, L.P.

By:	Sterling Venture Partners, LLC, its General
Partner
By:

R. Alan Macksey, Jr., Principal
Address:	111 South Calvert Street
Suite 2810
Baltimore, MD 21202
2,919,708	Shares of Series B Preferred Stock
437,957	Shares of Series C Preferred Stock

Pacific Life Insurance Co.

By:

Name:

Title

Address:	700 Newport Center Drive
Newport Beach, CA 92660-6397
821,168	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

HLM Investment Partners, L.L.C.

By:

Name:

Title

Address:	c/o HLM Management Co., Inc.
222 Berkeley St., 21st Floor
Boston, MA 02116
36,496	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Sterling Venture Partners, L.P.

By:	Sterling Venture Partners, LLC, its General
Partner
By:	/s/ Michael G. Bronfein

Michael G. Bronfein, Managing Member
Address:	111 South Calvert Street
Suite 2810
Baltimore, MD 21202
2,919,708	Shares of Series B Preferred Stock
437,957	Shares of Series C Preferred Stock

Pacific Life Insurance Co.

By:

Name:

Title

Address:	700 Newport Center Drive
Newport Beach, CA 92660-6397
821,168	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Pacific Life & Annuity Company

By:

Name:

Title

Address:	c700 Newport Center Drive
Newport Beach, CA 92660-6397
91,241	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Envest Ventures II, L.L.C.

By:	/s/ John Garel

Name:	John Garel

Title:	Sr. Managing Director

Address:	2101 Parks Avenue
Suite 401
Virginia Beach, VA 23451
364,963	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Sentara Healthcare, Inc.

By:

Name:

Title

Address:	6015 Poplar Hall Drive
Suite 308
Norfolk, VA 23502
50,000	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

/s/ David Kremer /s/ Marla Miller

David Kremer and Marla Miller, Husband and Wife
Address:	18 Sixth Avenue
San Francisco, CA 94118
22,810	Shares of Series A Preferred Stock
2,322	Shares of Series C Preferred Stock

Thomas J. Laird
Address:	24950 Paseo Del Rancho
Calabas, CA 91302
22,810	Shares of Series A Preferred Stock
Shares of Series C Preferred Stock

Alex S. Evers, M.D.
Address:	661 West Polo Drive
Clayton, MO 63105
22,810	Shares of Series A Preferred Stock
Shares of Series C Preferred Stock

/s/ Samuel M. Rosenfeld

Samuel M. Rosenfeld
Address:	443 North Rose Lane
Haverford, PA 19041
18,248	Shares of Series A Preferred Stock
14,600	Shares of Series C Preferred Stock

Atwell, Curtis & Brooks, Ltd.
By:	/s/ Arlene M. Angelilli

Name:	Arlene M. Angelilli

Title:	President

Address:	204 Stonehinge Lane
P.O. Box 363
Carle Place, NY 11514
22,810	Shares of Series A Preferred Stock
2,322	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

/s/ Maida R. Milone

Maida R. Milone
Address:	912 Field Lane
Villanova, PA 19805
21,898	Shares of Series B Preferred Stock
2,229	Shares of Series C Preferred Stock

Hogan & Hartson LLP
By:	/s/ Prentiss E. Feagles

Name:	Prentiss E. Feagles
Title:	General Partner
Address:	555 13th Street, NW
Washington, DC 20004
18,248	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

“NEW STOCKHOLDER”

Premier, Inc.

By:

Name:

Title

Address:

Shares of Series C Preferred Stock

Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Maida R. Milone
Address:	912 Field Lane
Villanova, PA 19805
21,898	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

Hogan & Hartson LLP
By:

Name:	Prentiss E. Feagles
Title:	General Partner
Address:	555 13th Street, NW
Washington, DC 20004
18,248	Shares of Series B Preferred Stock
Shares of Series C Preferred Stock

“NEW STOCKHOLDER”

Premier, Inc.

By:	Premier Plans, LLC
Its:	General Partner

By:	/s/ Ann D. Rhoads

Name:	Ann D. Rhoads
Title	Chief Financial Officer
Address:	12225 El Camino Real
San Diego, CA 92130
729,928	Shares of Series C Preferred Stock
Signature Page to First Amendment to Amended and Restated Stockholder Rights Agreement

Exhibit A
NEW STOCKHOLDER
Premier Purchasing Partners, L.P.
SERIES A STOCKHOLDERS
Cardinal Health Partners, L.P.
Abell Foundation
Anne DeGheest
Guy Miller
James Oakey
Michael J. Schwartz
Nancy Adler
SERIES B STOCKHOLDERS
Pacific Venture Group II, L.P.
PVG Associates II, L.P.
Partech U.S. Partners IV, L.L.C.
Cardinal Health Partners, L.P.
Abell Foundation
Double Black Diamond II
45th Parallel
MDV, L.L.C.
Multinvest, L.L.C.
HLM Investment Partners, L.L.C.
Sterling Venture Partners, L.P.
Pacific Life Insurance Co.
Pacific Life & Annuity Company
Envest Ventures I, L.L.C.
Sentara Healthcare, Inc.
David Kremer and Marla Miller, Husband and Wife
Thomas J. Laird
Alex S. Evers, M.D.
Samuel M. Rosenfeld
Atwell, Curtis & Brooks, Ltd.
Maida R. Milone
Hogan & Hartson L.L.P.

Exhibit B
(Exhibit B to the Stockholder Rights Agreement, as amended)
EXHIBIT B
SCHEDULE OF PURCHASERS
Pacific Venture Group II, L.P.
15635 Alton Parkway
Suite 230
Irvine, CA 92618
PVG Associates II, LP
15635 Alton Parkway Suite 230
Irvine, CA 92618
Partech U.S. Partners IV, LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Double Black Diamond
11 50 California Street
Suite 3200
San Francisco, CA 94111
45th Parallel
50 California Street
Suite 3200
San Francisco, CA 94111
MDV LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Multinvest LLC
50 California Street
Suite 3200
San Francisco, CA 94111
Cardinal Health Partners, L.P.
22l Nassau Street
Princeton, NJ 08542
Abell Foundation
111 South Calvert St Suite 2300
Baltimore, MD 21202

HLM Investment Partners, L.L.C.
c/o HLM Management
222 Berkeley Street, 21st Floor
Boston, MA 02116
Sterling Venture Partners, L.P.
111 South Calvert Street
Suite 2810
Baltimore, MD 21202
Pacific Life Insurance Co.
700 Newport Center Drive
Newport Beach, CA 92660-6397
Pacific Life & Annuity Company
700 Newport Center Drive
Newport Beach, CA 92660-6397
Envest Ventures I, L.L.C.
2101 Parks Avenue
Suite 401
Virginia Beach, VA 23451
Sentara Healthcare, Inc.
6015 Poplar Hall Drive
Suite 308
Norfolk, VA 23502
David Kremer and Marla Miller
18 Sixth Avenue
San Francisco, CA 94111
Thomas J. Laird
24950 Paseo Del Rancho
Calabas, CA 91302
Alex S. Evers, M.D.
661 West Polo Drive
Clayton, MO 63105
Sameul M. Rosenfeld
443 North Rose Lane
Haveford, PA 19041
Atwell, Curtis & Brooks, Ltd.
204 Stonehinge Lane
P.O. Box 363
Carle Place, NY 11514

Maida R. Milone
912 Fields Lane
Villanova, PA 19805

Hogan & Hartson, LLP
555 13th Street, NW
Washington, DC 20005

Premier Purchasing Partners, L.P.

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 and further amended on January 14, 2002 (the “Stockholder Agreement”), by and among Visicu, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: June 28, 2002
Mackerel Capital Limited

By:
		By:	/s/ Jeffrey Cameron /s/ Ian Dickson
Name: Jeffrey W. Cameraon Ian Dickson
Title: Vice President Assistant Secretary

Mailing Address:	c/o Banner Capital Management
Washington Mall – Phase I
Church Street, 3rd Floor
Hamilton HM11, Bermuda

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 and further amended on January 14, 2002 (the “Stockholder Agreement”), by and among Visicu, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: June 28, 2002
Vendome Capital, L.L.C.

By:
		By:	/s/ Thomas G. McKinley
Name: Thomas G. McKinley
Title: Managing Member

Address:	1101 Main Street, Suite 104
PMB 410
Evanston, Wyoming 82930

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 and further amended on January 14, 2002 (the “Stockholder Agreement”), by and among Visicu, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: June 28, 2002
McKinley Family Revocable Trust

By:
		By:	/s/ Thomas G. McKinley
Name: Thomas G. McKinley
Title: Trustee

Address:	c/o Partech International, Inc.
50 California Street, Suite 3200
San Francisco, CA 94111

JOINDER AGREEMENT
          The undersigned (a “Joining Party”) hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of a Holder under that certain Amended and Restated Stockholder Rights Agreement, dated as of June 2, 2000 and further amended on January 14, 2002 (the “Stockholder Agreement”), by and among Visicu, Inc., a Delaware corporation, and the Stockholders named as such therein. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholder Agreement.
          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholder Agreement and shall have all of the obligations of a Stockholder thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.
          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: June 28, 2002
/s/ Timothy T. Weglicki
Timothy T. Weglicki